SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material Pursuant to Section 240.14a-12

TEMPLETON GROWTH FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TEMPLETON GROWTH FUND, INC.

IMPORTANT SHAREHOLDER INFORMATION

     These materials are for a Special Meeting of Shareholders scheduled for May 18, 2007 at 11:00 a.m., Eastern Time. The enclosed materials discuss two proposals (the “Proposals”  or, each a “Proposal”) to be voted on at the meeting, and contain the Notice of Special Meeting, proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how you wish to vote on important issues relating to Templeton Growth Fund, Inc. (the “Fund”). If you specify a vote on each Proposal, your proxy will be voted as you indicate. If you specify a vote on one Proposal, but not both, your proxy will be voted as specified on such Proposal and, on the Proposal for which no vote is specified, your proxy will be voted “FOR” such Proposal. If you simply sign, date and return the proxy card, but do not specify a vote on either Proposal, your proxy will be voted FOR both Proposals.

     We urge you to spend a few minutes reviewing the Proposals in the proxy statement. Then, please fill out and sign the proxy card and return it to us so that we know how you would like to vote. When shareholders return their proxies promptly, the Fund may be able to save money by not having to conduct additional solicitations, including other mailings.

     We welcome your comments. If you have any questions, call MIS, an ADP Company, at 1-877-777-3405, 9:00 a.m. - 9:00 p.m., Eastern Time, Monday through Friday, and 10:00 a.m. - 6:00 p.m., Eastern Time, Saturday.

TELEPHONE AND INTERNET VOTING For your convenience, you may be able to vote by telephone or through the Internet, 24 hours a day. If your account is eligible, separate instructions are enclosed.

TEMPLETON GROWTH FUND, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of Templeton Growth Fund, Inc. (the “Fund”) will be held at the Fund’s offices located at 500 East Broward Boulevard, 12th Floor, Fort Lauderdale, Florida 33394-3091, on May 18, 2007 at 11:00 a.m., Eastern Time.

     During the Meeting, shareholders of the Fund will vote on the following Proposals:

     1. To elect a Board of Directors of the Fund.
     2. To approve amendments to the Fund’s Charter.

By Order of the Board of Directors,

Robert C. Rosselot
Secretary

April 3, 2007

     Please sign and promptly return the proxy card in the enclosed self-addressed envelope regardless of the number of shares you own.

TEMPLETON GROWTH FUND, INC.

PROXY STATEMENT

tINFORMATION ABOUT VOTING

   Who is asking for my vote?

     The Board of Directors of Templeton Growth Fund, Inc. (the “Fund”), in connection with a Special Meeting of Shareholders of the Fund to be held on May 18, 2007 (the “Meeting”), has requested your vote on two matters.

   Who is eligible to vote?

     Shareholders of record at the close of business on March 7, 2007 are entitled to be present and to vote at the Meeting or any adjourned Meeting. Each share of record of the Fund is entitled to one vote (and a proportionate fractional vote for each fractional share) on each matter presented at the Meeting. The Notice of Meeting, the proxy card, and the proxy statement were first mailed to shareholders of record on or about April 12, 2007.

   On what issues am I being asked to vote?

     You are being asked to vote on the following Proposals:

     1. To elect a Board of Directors of the Fund; and

     2. To approve amendments to the Fund’s Charter.

   How do the Fund’s Directors recommend that I vote?

     The Directors unanimously recommend that you vote:

     1. FOR the election of all nominees for Director of the Fund; and

     2. FOR the amendments to the Fund’s Charter.

   How do I ensure that my vote is accurately recorded?

     You may attend the Meeting and vote in person or you may complete and return the enclosed proxy card. If you are eligible to vote by telephone or through the Internet, separate instructions are enclosed.

     Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you specify a vote on any of the Proposals, your proxy will be voted as you indicate. However, with respect to any Proposal for which you do not specify a vote, your proxy will be voted FOR that Proposal. If you simply sign, date and return the proxy card, but do not specify a vote on either Proposal, your shares will be voted FOR the election of all nominees for Director and FOR the amendments to the Fund’s Charter.

   May I revoke my proxy?

     You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy to the Fund that is received by the Fund at or prior to the Meeting, or by attending the Meeting and voting in person.

   What if my shares are held in a brokerage account?

     If your shares are held by your broker, in order to vote in person at the Meeting, you will need to obtain a “Legal Proxy” from your broker and present it to the Inspector of Election at the Meeting. Also, in order to revoke your proxy, you may need to forward your written revocation or a later-dated proxy card to your broker rather than to the Fund.

tTHE PROPOSALS:

PROPOSAL 1: TO ELECT A BOARD OF DIRECTORS

   How are nominees selected?

     The Board of Directors of the Fund (the “Board” or the “Directors”) has a Nominating Committee consisting of Edith E. Holiday (Chairperson), Frank J. Crothers and Frank A. Olson, none of whom is an “interested person” of the Fund as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”). Directors who are not interested persons of the Fund are referred to as the “Independent Directors,” and Directors who are interested persons of the Fund are referred to as the “Interested Directors.”

     The Nominating Committee is responsible for selecting candidates to serve as Directors for the Fund and recommending such candidates (a) for selection and nomination as Independent Directors by the incumbent Independent Directors and the full Board; and (b) for selection and nomination as Interested Directors by the full Board. In considering a candidate’s qualifications, the Nominating Committee generally considers the potential candidate’s educational background, business or professional experience, and reputation. In addition, the Nominating Committee has established as minimum qualifications for Board membership as an Independent Director: (1) that such candidate be independent from relationships with the Fund’s investment manager and other principal service providers both within the terms and the spirit of the statutory independence requirements specified under the 1940 Act and the rules thereunder; (2) that such candidate demonstrate an ability and willingness to make the considerable time commitment, including personal attendance at Board meetings, believed necessary to his or her function as an effective Board member; and (3) that such candidate have no continuing relationship as a director, officer or board member of any U.S. registered investment company other than those within the Franklin Templeton Investments fund complex.

     When the Board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full Board as nominees for election as Directors, including any recommendations by “Qualifying Fund Shareholders” (as defined below). Such individuals are evaluated based upon the criteria described above. To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the Board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Fund’s offices and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a Director, including as an Independent Director, of the Fund. A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a net asset value of not less than two hundred and fifty thousand dollars ($250,000) during the twenty-four month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission (“SEC”) had the nominee been nominated by the

Board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an “interested person” of the Fund, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a Director of the Fund if so nominated and elected/appointed.

     The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.

     The Board has adopted and approved a formal written charter for the Nominating Committee. A copy of the charter is attached to this proxy statement as Exhibit A.

   Who are the nominees?

     All of the nominees are currently members of the Board, except Mr. Gregory E. Johnson, and are also directors or trustees of other Franklin® funds and/or Templeton® funds. In addition to Mr. Gregory E. Johnson, Messrs. Niemiec, Olson, Thompson and Wade are standing for election by shareholders for the first time. An executive officer of Franklin Resources, Inc. and the Chairman of the Board recommended Messrs. Gregory E. Johnson and Wade, an incumbent Interested Director recommended Mr. Niemiec, and incumbent Independent Directors recommended Messrs. Olson and Thompson, for consideration by the Nominating Committee as nominees for Director. If elected, each nominee shall hold office until the next meeting of shareholders at which Directors are elected and until his or her successor shall be elected and qualify, or until his or her earlier death, resignation or removal. Among these nominees, Charles B. Johnson and Gregory E. Johnson are deemed to be “interested persons” of the Fund for purposes of the 1940 Act.

     Certain Interested Directors of the Fund hold director and/or officer positions with Franklin Resources, Inc. (“Resources”) and its affiliates. Resources is a publicly owned holding company, the principal shareholders of which are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 17.1% and 14.5%, respectively, of its outstanding shares as of December 31, 2006. Resources, a global investment management organization operating as Franklin Templeton Investments, is primarily engaged, through various subsidiaries, in providing investment management, share distribution, transfer agent and administrative services to a family of investment companies. Resources is a New York Stock Exchange, Inc. (“NYSE”) listed holding company (NYSE: BEN). Charles B. Johnson, Chairman of the Board, Director and Vice President of the Fund, and Rupert H. Johnson, Jr., Vice President of the Fund, are brothers and are the father and uncle, respectively, of Gregory E. Johnson, nominee for Director. There are no other family relationships among any of the nominees for Director.

     Each nominee currently is available and has consented to serve if elected. If any of the nominees should become unavailable, the designated proxy holders will vote in their discretion for another person or persons who may be nominated as Directors.

     Listed below for the nominees are their names, years of birth, their positions and length of service with the Fund, their principal occupations during the past five years (their titles may have varied during that period), the number of portfolios in the Franklin Templeton Investments fund complex that they oversee or propose to oversee and other board memberships they hold.

Independent Director Nominees:

			Number of
			Portfolios in
			Franklin Templeton
			Investments Fund
			Complex Overseen
		Length of	or To be Overseen
Name, Year of Birth and Address	Position	Time Served	by Board Member*	Other Directorships Held
Harris J. Ashton (1932) 500 East Broward Blvd. Suite 2100 Fort Lauderdale, FL 33394-3091	Director	Since 1992	143	Director, Bar-S Foods (meat packing company).

Principal Occupation During Past 5 Years:
Director of various companies; and formerly, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).
Frank J. Crothers (1944) 500 East Broward Blvd. Suite 2100 Fort Lauderdale, FL 33394-3091	Director	Since 2000	20	None

Principal Occupation During Past 5 Years:
Chairman, Island Corporate Holdings Ltd.; Director and Vice Chairman, Caribbean Utilities Co. Ltd.; Director, Provo Power Company Ltd.; director of various other business and nonprofit organizations; and formerly, Chairman, Atlantic Equipment & Power Ltd. (1977-2003).
Edith E. Holiday (1952) 500 East Broward Blvd. Suite 2100 Fort Lauderdale, FL 33394-3091	Director	Since 2000	143	Director, Hess Corporation (formerly, Amerada Hess Corporation) (exploration and refining of oil and gas), H.J. Heinz Company (processed foods and allied products), RTI International Metals, Inc. (manufacture and distribution of titanium), Canadian National Railway (railroad) and White Mountains Insurance Group, Ltd. (holding company).
Principal Occupation During Past 5 Years:
Director or Trustee of various companies and trusts; and formerly, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison–United States Treasury Department (1988-1989).

			Number of
			Portfolios in
			Franklin Templeton
			Investments Fund
			Complex Overseen
		Length of	or To be Overseen
Name, Year of Birth and Address	Position	Time Served	by Board Member*	Other Directorships Held
David W. Niemiec (1949) 500 East Broward Blvd. Suite 2100 Fort Lauderdale, FL 33394-3091	Director	Since 2005	20	Director, Emeritus Corporation (assisted living) and OSI Pharmaceuticals, Inc. (pharmaceutical products).
Principal Occupation During Past 5 Years:
Advisor, Saratoga Partners (private equity fund); Director, various private companies; and formerly, Managing Director, Saratoga Partners (1998-2001) and SBC Warburg Dillon Read (investment banking) (1997-1998); Vice Chairman, Dillon, Read & Co. Inc. (investment banking) (1991-1997); and Chief Financial Officer, Dillon, Read & Co. Inc. (1982-1997).
Frank A. Olson (1932) 500 East Broward Blvd. Suite 2100 Fort Lauderdale, FL 33394-3091	Director	Since 2003	143	Director, Hess Corporation (formerly, Amerada Hess Corporation) (exploration and refining of oil and gas) and Sentient Jet (private jet service); and formerly, Director, Becton Dickinson and Company (medical technology), Cooper Industries, Inc. (electrical products and tools and hardware), Health Net, Inc. (formerly Foundation Health) (integrated managed care), The Hertz Corporation (car rental), Pacific Southwest Airlines, The RCA Corporation, Unicom (formerly Commonwealth Edison), UAL Corporation (airlines) and White Mountains Insurance Group, Ltd. (holding company).
Principal Occupation During Past 5 Years:
Chairman Emeritus, The Hertz Corporation (since 2000) (Chairman of the Board (1980-2000) and Chief Executive Officer (1977-1999)); and formerly, Chairman of the Board, President and Chief Executive Officer, UAL Corporation.

			Number of
			Portfolios in
			Franklin Templeton
			Investments Fund
			Complex Overseen
		Length of	or To be Overseen
Name, Year of Birth and Address	Position	Time Served	by Board Member*	Other Directorships Held
Larry D. Thompson (1945) 500 East Broward Blvd. Suite 2100 Fort Lauderdale, FL 33394-3091	Director	Since 2005	141	None
Principal Occupation During Past 5 Years:

Senior Vice President—Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (consumer products); and formerly, Director, Delta Airlines (aviation) (2003-2005) and Providian Financial Corp. (1997-2001); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).

Constantine D. Tseretopoulos (1954) 500 East Broward Blvd. Suite 2100 Fort Lauderdale, FL 33394-3091	Director	Since 2000	20	None

Principal Occupation During Past 5 Years:
Physician, Lyford Cay Hospital (1987-present); director of various nonprofit organizations; and formerly, Cardiology Fellow, University of Maryland (1985-1987) and Internal Medicine Resident, Greater Baltimore Medical Center (1982-1985).
Robert E. Wade (1946) 500 East Broward Blvd. Suite 2100 Fort Lauderdale, FL 33394-3091	Director	Since 2006	33	Director, El Oro and Exploration Co., p.l.c. (investments) and ARC Wireless Solutions, Inc. (wireless components and network products).
Principal Occupation During Past 5 Years:
Practicing attorney.

Interested Director Nominees:

			Number of
			Portfolios in Fund
			Complex Overseen
		Length of	or to be Overseen by
Name, Year of Birth and Address	Position	Time Served	Board Nominee*	Other Directorships Held
**Charles B. Johnson (1933) One Franklin Parkway San Mateo, CA 94403-1906	Chairman of the Board, Director and Vice President	Chairman of the Board and Director since 1995 and Vice President since 1992	143	None

Principal Occupation During Past 5 Years:
Chairman of the Board, Member—Office of the Chairman and Director, Franklin Resources, Inc.; Director, Templeton Worldwide, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and, currently, of 41 of the investment companies in Franklin Templeton Investments.
**Gregory E. Johnson (1961) One Franklin Parkway San Mateo, CA 94403-1906	Nominee	Not Applicable	111	None
Principal Occupation During Past 5 Years:
President and Chief Executive Officer, Franklin Resources, Inc.; Vice President and Director, Franklin Advisers, Inc.; Director, Templeton Global Advisors Limited; President, Templeton Worldwide, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and, currently, of one of the investment companies in Franklin Templeton Investments.

*	We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment manager or affiliated investment managers, and also may share a common underwriter.

**	The 1940 Act limits the percentage of interested persons that can comprise a fund’s board of directors. Messrs. Johnson and Johnson are each considered an interested person of the Fund due to their positions as officers, directors and shareholders of Resources, which is the parent company of the Fund’s investment manager and distributor, and, for Mr. Charles B. Johnson, his position as an officer of the Fund.

   How often do the Directors meet and what are they paid?

      The role of the Directors is to provide general oversight of the Fund’s business and to ensure that the Fund is operated for the benefit of all shareholders. The Directors anticipate meeting at least five times during the current fiscal year to review the operations of the Fund, and the Fund’s investment performance. The Directors also oversee the services furnished to the Fund by Templeton Global Advisors Limited, the Fund’s investment manager (the “Investment Manager”), and various other service providers. The Fund currently pays the Independent Directors an annual retainer of $18,490 and a fee of $200 per Board meeting attended. The compensation of the Independent Directors is established by such Independent Directors. Independent Directors serving on the Audit Committee of the Fund and other investment companies in Franklin Templeton Investments receive a flat fee of $2,000 per Audit Committee meeting attended, a portion of which is allocated to the Fund. Members of a committee are not compensated for any committee meeting held on the day of a Board meeting. Independent Directors are also reimbursed for expenses incurred in connection with attending Board meetings.

     The Directors and the Fund’s management believe that having the same individuals serving on the boards of multiple Templeton funds enhances the ability of each fund to obtain, at a relatively modest cost to each separate fund, the services of high caliber, experienced and knowledgeable Independent Directors who can bring their experience and talents to, and effectively oversee the management of, several funds.

     During the fiscal year ended August 31, 2006, there were five meetings of the Board, three meetings of the Audit Committee, and five meetings of the Nominating Committee. Each Director then in office attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the Director served. The Fund does not currently have a formal policy regarding Directors’ attendance at annual shareholders’ meetings. The Fund did not hold an annual meeting at which Directors were elected during its last fiscal year.

     Certain Interested Directors and officers of the Fund are shareholders of Resources and may receive indirect remuneration due to their participation in management fees and other fees received by the Investment Manager and its affiliates from the Franklin Templeton funds. The Investment Manager or its affiliates pay the salaries and expenses of the officers. No pension or retirement benefits are accrued as part of Fund expenses.

     The table below indicates the total fees paid to Independent Directors by the Fund individually and by all of the funds in the Franklin Templeton Investments fund complex. These Directors also serve as directors or trustees of other funds in Franklin Templeton Investments, many of which hold meetings at different dates and times.

			Number of Boards within
	Aggregate	Total Compensation from	Franklin Templeton
	Compensation	Franklin Templeton	Investments Fund Complex
Name of Director	from the Fund*	Investments Fund Complex**	on which Director Serves***
Harris J. Ashton	$23,572	$409,510	41
Frank J. Crothers	27,708	155,950	14
S. Joseph Fortunato****	23,541	292,948	N/A
Edith E. Holiday	23,541	422,501	42
Gordon S. Macklin****	23,541	302,820	N/A
Fred R. Millsaps****	7,390	N/A	N/A
David W. Niemiec*****	27,683	153,950	14
Frank A. Olson	27,708	373,818	29
Larry D. Thompson*****	26,278	147,950	14
Constantine D. Tseretopoulos	27,708	155,950	14
Robert E. Wade*****	15,446	310,621	17
____________________

*	Compensation received for the fiscal year ended August 31, 2006.

**	Compensation received for the 12 month period ended December 31, 2006.

***	We base the number of boards on the number of U.S. registered investment companies in the Franklin Templeton Investments fund complex. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. Franklin Templeton Investments currently includes 46 U.S. registered investment companies, with approximately 156 U.S. based funds or series.

****	Mr. Fortunato retired from the Board effective as of the close of business September 5, 2006, Mr. Macklin retired from the Board effective as of close of business September 12, 2006, and Mr. Millsaps retired from the Board effective as of close of business December 31, 2005.

*****	Messrs. Niemiec and Thompson were appointed to the Board in October 2005. Mr. Wade was appointed to the Board in March 2006.

     Board members historically have followed a policy of having substantial investments in one or more of the funds in Franklin Templeton Investments, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each board member invest one-third of the fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds until the value of such investments equals or exceeds five times the basic annual retainer and regular Board meeting fees paid to such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three-year phase-in period applies to such investment requirements for newly elected board members.

     The following tables provide the dollar range of the equity securities of the Fund and of all funds overseen or to be overseen by the nominees for Director in the Franklin Templeton Investments fund complex beneficially owned by the nominees for Director as of December 31, 2006:

Nominees for Independent Director:

Aggregate Dollar Range of Equity
Securities in all Funds Overseen or to be
Overseen by the
	Dollar Range of Equity	Nominee in the Franklin Templeton
Name of Nominee	Securities in the Fund	Investments Fund Complex
Harris J. Ashton	Over $100,000	Over $100,000
Frank J. Crothers	$1-$10,000	Over $100,000
Edith E. Holiday	Over $100,000	Over $100,000
David W. Niemiec	None	Over $100,000
Frank A. Olson	Over $100,000	Over $100,000
Larry D. Thompson	None	Over $100,000
Constantine D. Tseretopoulos	Over $100,000	Over $100,000
Robert E. Wade	None	Over $100,000

Nominees for Interested Director:

Aggregate Dollar Range of Equity
Securities in all Funds Overseen or to be
Overseen by the
	Dollar Range of Equity	Nominee in the Franklin Templeton
Name of Nominee	Securities in the Fund	Investments Fund Complex
Charles B. Johnson	Over $100,000	Over $100,000
Gregory E. Johnson	$50,001-$100,000	Over $100,000

   Who are the Executive Officers of the Fund?

     Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board. Listed below for the Executive Officers are their names, years of birth and addresses, as well as their positions and length of service with the Fund, and principal occupations during the past five years.

Name, Year of Birth and Address	Position	Length of Time Served
Charles B. Johnson	Chairman of the Board,	Chairman of the Board and Director
	Director and Vice President	since 1995 and Vice President since
1992
Please refer to the table “Nominees for Interested Director” for additional information about Mr. Charles B. Johnson.
Rupert H. Johnson, Jr. (1940)	Vice President	Since 1996
One Franklin Parkway
San Mateo, CA
94403-1906
Principal Occupation During Past 5 Years:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Director, Franklin Advisers, Inc. and Templeton Worldwide, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and, currently, of 44 of the investment companies in Franklin Templeton Investments.

Name, Year of Birth and Address	Position	Length of Time Served
Jeffrey A. Everett (1964)	President and Chief	President since 2001 and Chief
P.O. Box N-7759	Executive Officer—	Executive Officer—Investment
Lyford Cay, Nassau,	Investment Management	Management since 2002
Bahamas
Principal Occupation During Past 5 Years:
President and Director, Templeton Global Advisors Limited; and, currently, officer of 14 of the investment companies in Franklin Templeton Investments.
Jimmy D. Gambill (1947)	Senior Vice President and	Since 2002
500 East Broward Blvd.	Chief Executive Officer—
Suite 2100	Finance and Administration
Fort Lauderdale, FL
33394-3091
Principal Occupation During Past 5 Years:
President, Franklin Templeton Services, LLC; Senior Vice President, Templeton Worldwide, Inc.; and officer of some of the other subsidiaries of Franklin Resources, Inc. and, currently, of 46 of the investment companies in Franklin Templeton Investments.
John R. Kay (1940)	Vice President	Since 2000
500 East Broward Blvd.
Suite 2100
Fort Lauderdale, FL
33394-3091
Principal Occupation During Past 5 Years:
Vice President, Templeton Worldwide, Inc.; Senior Vice President, Franklin Templeton Services, LLC; and officer of some of the other subsidiaries of Franklin Resources, Inc. and, currently, of 32 of the investment companies in Franklin Templeton Investments; and formerly, Vice President and Controller, Keystone Group, Inc.
Craig S. Tyle (1960)	Vice President and	Since 2005
One Franklin Parkway	Assistant Secretary
San Mateo, CA
94403-1906
Principal Occupation During Past 5 Years:
General Counsel and Executive Vice President, Franklin Resources, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc. and, currently, of 46 of the investment companies in Franklin Templeton Investments; and formerly, Partner, Shearman & Sterling, LLP (2004–2005); and General Counsel, Investment Company Institute (ICI) (1997–2004).
Barbara J. Green (1947)	Vice President and	Vice President since 2000 and
One Franklin Parkway	Assistant Secretary	Assistant Secretary since 2004
San Mateo, CA
94403-1906
Principal Occupation During Past 5 Years:
Vice President, Deputy General Counsel and Secretary, Franklin Resources, Inc.; Secretary and Senior Vice President, Templeton Worldwide, Inc.; Secretary, Franklin Advisers, Inc., Franklin Advisory Services, LLC, Franklin Investment Advisory Services, LLC, Franklin Mutual Advisers, LLC, Franklin Templeton Institutional, LLC, Franklin Templeton Investor Services, LLC, Franklin Templeton Services, LLC, Franklin Templeton Distributors, Inc. and Templeton Investment Counsel, LLC; Vice President, Templeton Global Advisors Limited; and officer of some of the other subsidiaries of Franklin Resources, Inc. and, currently, of 46 of the investment companies in Franklin Templeton Investments; and formerly, Deputy Director, Division of Investment Management, Executive Assistant and Senior Advisor to the Chairman, Counselor to the Chairman, Special Counsel and Attorney Fellow, U.S. Securities and Exchange Commission (1986–1995); Attorney, Rogers & Wells (until 1986); and Judicial Clerk, U.S. District Court (District of Massachusetts) (until 1979).

Name, Year of Birth and Address	Position	Length of Time Served
David P. Goss (1947)	Vice President and	Since 2000
One Franklin Parkway	Assistant Secretary
San Mateo, CA
94403-1906
Principal Occupation During Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; officer and director of one of the subsidiaries of Franklin Resources, Inc.; and, currently, officer of 46 of the investment companies in Franklin Templeton Investments.
Robert C. Rosselot (1960)	Secretary	Since 2004
500 East Broward Blvd.
Suite 2100
Fort Lauderdale, FL
33394-3091
Principal Occupation During Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources, Inc.; Vice President and Assistant Secretary, Templeton Investment Counsel, LLC; Vice President, Secretary and Trust Officer, Fiduciary Trust International of the South; and, currently, officer of 14 of the investment companies in Franklin Templeton Investments.
Galen G. Vetter (1951)	Chief Financial Officer and	Since 2004
500 East Broward Blvd.	Chief Accounting Officer
Suite 2100
Fort Lauderdale, FL
33394-3091
Principal Occupation During Past 5 Years:
Senior Vice President, Franklin Templeton Services, LLC; currently, officer of 46 of the investment companies in Franklin Templeton Investments; and formerly, Managing Director, RSM McGladrey, Inc. (1999–2004); and Partner, McGladrey & Pullen, LLP (1979–1987 and 1991–2004).
Gregory R. Seward (1956)	Treasurer	Since 2004
500 East Broward Blvd.
Suite 2100
Fort Lauderdale, FL
33394-3091
Principal Occupation During Past 5 Years:
Vice President, Franklin Templeton Services, LLC; currently officer of 16 of the investment companies in Franklin Templeton Investments; and formerly, Vice President, JPMorgan Chase (2000–2004) and American General Financial Group (1991–2000).
James M. Davis (1952)	Chief Compliance Officer and Vice	Chief Compliance Officer since 2004
One Franklin Parkway	President—AML Compliance	and Vice President—AML Compliance
San Mateo, CA		since 2006
94403-1906
Principal Occupation During Past 5 Years:
Director, Global Compliance, Franklin Resources, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc. and, currently, of 46 of the investment companies in Franklin Templeton Investments; and formerly, Director of Compliance, Franklin Resources, Inc. (1994–2001).

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH
OF THE NOMINEES TO THE BOARD.

PROPOSAL 2: TO AMEND THE FUND’S CHARTER

     The Fund has a significant number of non-U.S. holders of its Class A shares, predominantly in Germany and Austria (the “Non-U.S. shareholders”). As of December 31, 2006, an estimated 24% of the Fund’s outstanding Class A shares, with a net asset value of approximately $7 billion, were held by such Non-U.S. shareholders. The existence of Non-U.S. shareholders has created certain administrative and legal difficulties for the Fund, which, at times, can be disadvantageous to all Fund shareholders, both financially and otherwise. For example, the tax laws in the United States have become increasingly burdensome for Non-U.S. shareholders desiring to take advantage of certain exemptions from U.S. income and estate taxes and other tax benefits under treaties, if any, between the U.S. and each such Non-U.S. shareholder’s country of residence. Also, the securities laws in the United States have begun to present potentially irreconcilable conflicts with those in other countries. Consequently, Fund management is exploring ways to reorganize such Non-U.S. shareholders, with their pro rata portion of the Fund’s portfolio securities, into a separate, non-U.S. domiciled, non-SEC registered investment vehicle. Any such reorganization could have tax implications under German and Austrian tax laws for Non-U.S. shareholders residing in Germany and Austria.

     While Fund management and the Board are not prepared yet to make a proposal to accomplish any such reorganization, including whether any such reorganization might be extended to Non-U.S. shareholders residing in countries other than Germany or Austria, the Board and Fund management believe that amending the Fund’s charter to give to the Board, in its discretion, the power to convert some or all of the outstanding shares of a class of the Fund into shares of another class of the Fund will allow the Fund to structure such a potential reorganization. In the event the Board determines to convert shares of a class into shares of another class of the Fund, the Fund will provide at least 60 days advance notice to shareholders of the affected class.

   What are the proposed Amendments?

     An initial step in any proposed reorganization of the Fund would likely require the Fund to be able to identify the Non-U.S. shareholders residing in Germany and Austria and convert their existing shares in the Fund into a new class that would extend to them specific voting rights on any such reorganization. At this time, the Board and Fund management anticipate that these special voting rights will be the only difference in the rights and preferences associated with any such new class compared to current Class A shares.

     Currently, under the Fund’s charter and other than the automatic conversion of Class B shares into Class A shares after eight years, the Board does not have the ability to convert any existing outstanding shares of the Fund into a new or different class of shares. However, under Maryland law, a fund’s charter may grant such authority to the fund’s board of directors. Therefore, the Board and Fund management recommend that the Fund’s shareholders approve the proposed amendments to the Fund’s charter (the “Proposed Amendments”), which would grant the Board the authority, in its sole discretion, to convert all or a portion of the currently outstanding shares of one class of the Fund into shares of another class. The relevant provision appears in new Section 4.f. of Article SIXTH of the Proposed Amendments, the forms of which are attached to this proxy statement as Exhibit B.

     In addition, the Proposed Amendments clarify that (i) the one-third quorum requirement applies to votes of shareholders conducted at the series or class level as required by the Fund’s charter and (ii) the restriction imposed by the German regulators on the Fund’s investments in other investment vehicles would not preclude a reorganization transaction involving the Fund and any such investment vehicle, and make certain other clarifying changes. In addition, the Proposed Amendments with respect to Section 9 of Article SIXTH, other than as described in (ii) above, reflect changes required by certain German regulations regarding limitations on borrowing and certain investments. These limitations are currently included in the Fund’s Bylaws but are required to be submitted to Fund shareholders at the next scheduled meeting of shareholders. These provisions are only intended to be in effect so long as the Fund’s shares are registered for sale in Germany. Because the Fund is already subject to these limitations, these Proposed Amendments with respect to Section 9 of Article SIXTH will not affect the way that the Fund is currently managed.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

tADDITIONAL INFORMATION ABOUT THE FUND

     The Investment Manager. The Investment Manager of the Fund is Templeton Global Advisors Limited (“TGAL”), Lyford Cay, Nassau, Bahamas. Pursuant to an investment management agreement, TGAL manages the investment and reinvestment of the Fund’s assets. TGAL is an indirect, wholly owned subsidiary of Resources.

     The Administrator. The administrator of the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091. FT Services is an indirect, wholly owned subsidiary of Resources and an affiliate of the Investment Manager. Pursuant to an administration agreement, FT Services performs certain administrative functions for the Fund.

      The Underwriter. The underwriter for the Fund is Franklin Templeton Distributors, Inc., One Franklin Parkway, San Mateo, California 94403-1906.

     The Transfer Agent. The transfer agent, dividend disbursement agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC, 3344 Quality Drive, P.O. Box 2258, Rancho Cordova, California 95741-2258.

     The Custodian. The custodian for the Fund is JPMorgan Chase Bank, MetroTech Center, Brooklyn, New York 11245.

      Pending Litigation. Resources, certain of its subsidiaries and certain Franklin Templeton mutual funds, current and former officers, employees, and Resources and/or Fund directors have been named in multiple lawsuits in different courts alleging violations of various federal securities and state laws and seeking, among other relief, monetary damages, restitution, removal of fund trustees, directors, advisers, administrators and distributors, rescission of management contracts and 12b-1 plans, and/or attorneys’ fees and costs. Specifically, the lawsuits claim breach of duty with respect to alleged arrangements to permit market timing and/or late trading activity.

      The majority of these lawsuits duplicate, in whole or in part, the allegations asserted in regulatory matters that were previously settled and disclosed in Resources’ public filings, including: the February 4, 2004 Massachusetts Administrative Complaint concerning one instance of market timing; and the SEC’s findings regarding market timing in its August 2, 2004 order. The lawsuits are styled as class actions, or derivative actions on behalf of either the named funds, including the Fund, or Resources. To date, more than 400 similar lawsuits against at least 19 different mutual fund companies, among other defendants, have been filed in federal district courts throughout the country. Because these cases involve common questions of fact, the Judicial Panel on Multidistrict Litigation (the “Judicial Panel”) ordered the creation of a multidistrict litigation in the United States District Court for the District of Maryland, entitled “In re Mutual Funds Investment Litigation” (the “MDL”). The Judicial Panel then transferred similar cases from different districts to the MDL for coordinated or consolidated pretrial proceedings, where they remain pending.

      Additional information about these lawsuits is disclosed in Part I., Item 3 Legal Proceedings of Resources’ Form 10-K, as well as on Resources’ website at franklintempleton.com under “Statement on Current Industry Issues.”

      Other Matters. The Fund’s last audited financial statements and annual report for the fiscal year ended August 31, 2006, and any subsequent semi-annual report to shareholders, are available free of charge. To obtain a copy, please call 1-800/DIAL BEN® (1-800-342-5236) or forward a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

      Share Ownership Information. As of March 7, 2007, the outstanding shares and classes of the Fund were as follows:

Classes	Number of Outstanding Shares
Class A Shares	818,894,474.238
Class B Shares	24,109,671.686
Class C Shares	107,737,309.956
Class R Shares	18,099,010.536
Advisor Class Shares	212,099,343.635
Total	1,180,939,810.051

      From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding. To the knowledge of the Fund’s management, as of March 7, 2007, the only other entities owning beneficially more than 5% of the outstanding shares of any class of the Fund were:

Class	Name and Address of Account	Share Amount	Percentage (%)
Class R shares	American United Life Insurance Company	2,022,094.125	11.17
	Group Retirement Annuity
	Separate Accts Administration 1002C
	P.O. Box 1995
	Indianapolis, IN 46206-9102

	State Street Bank and Trust	9,197,577.707	50.82
	FBO ADP 401K Daily Valuation Product A
	105 Rosemont Road
	Westwood, MA 02090-2318

Advisor Class shares	Franklin Templeton Founding Funds	169,731,276.750	80.02
	Allocation Fund
	F/T Fund Allocator Series
	c/o Fund Acct Attn Gregory Seward VP
	500 E. Broward Boulevard Ste 2100
	Fort Lauderdale, FL 33394-3007

      In addition, to the knowledge of the Fund’s management, as of March 7, 2007, no nominee or Director of the Fund owned 1% or more of the outstanding shares of the Fund, and the Directors and officers of the Fund owned, as a group, less than 1% of the outstanding shares of the Fund.

      Contacting the Board of Directors. If a shareholder wishes to send a communication to the Board of Directors, such correspondence should be in writing and addressed to the Board of Directors at the Fund’s offices, 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091, Attention: Secretary. The correspondence will be given to the Board for review and consideration.

tAUDIT COMMITTEE

     Audit Committee and Independent Registered Public Accounting Firm. The Fund’s Audit Committee is responsible for the appointment, compensation and retention of the Fund’s independent registered public accounting firm (“auditors”), including evaluating their independence, recommending the selection of the Fund’s auditors to the full Board, and meeting with such auditors to consider and review matters relating to the Fund’s financial reports and internal accounting. The Audit Committee is currently comprised of Messrs. Crothers, Niemiec, Olson (Chairman) and Tseretopoulos, all of whom are Independent Directors.

     Selection of Auditors. The Audit Committee and the Board have selected the firm of  PricewaterhouseCoopers LLP (“PwC”) as auditors of the Fund for the current fiscal year. Representatives of PwC are not expected to be present at the Meeting, but will have the opportunity to make a statement if they wish, and will be available should any matter arise requiring their presence.

     Audit Fees. The aggregate fees paid to PwC for professional services rendered by PwC for the audit of the Fund’s annual financial statements or for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements were $152,274 for the fiscal year ended August 31, 2006 and $118,011 for the fiscal year ended August 31, 2005.

     Audit-Related Fees. The aggregate fees paid to PwC for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Fund’s financial statements, and not reported under “Audit Fees” above, were $4,160 for the fiscal year ended August 31, 2006 and $4,000 for the fiscal year ended August 31, 2005.

     In addition, the Audit Committee pre-approves PwC’s engagement for audit-related services with the Investment Manager and certain entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund, which engagements relate directly to the operations and financial reporting of the Fund. There were no fees paid to PwC for these services for the fiscal year ended August 31, 2006 or for the fiscal year ended August 31, 2005.

     Tax Fees. PwC did not render any tax compliance, tax advice or tax planning services (“tax services”) to the Fund for the fiscal year ended August 31, 2006 or for the fiscal year ended August 31, 2005.

     In addition, the Audit Committee pre-approves PwC’s engagement for tax services to be provided to the Investment Manager and certain entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund, which engagements relate directly to the operations and financial reporting of the Fund. There were no fees paid to PwC for these services for the fiscal year ended August 31, 2006 or for the fiscal year ended August 31, 2005.

     All Other Fees. The aggregate fees paid for products and services provided by PwC to the Fund, other than the services reported above, were $16,186 for the fiscal year ended August 31, 2006 and $0 for the fiscal year ended August 31, 2005. The services for which these fees were paid included review of materials provided to the Board in connection with the investment management contract renewal process.

     In addition, the Audit Committee pre-approves PwC’s engagement for other services with the Investment Manager and certain entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund, which engagements relate directly to the operations and financial reporting of the Fund. The aggregate fees paid to PwC for such other services and not reported above were $159,675 for the Fund’s fiscal year ended August 31, 2006 and $4,500 for the fiscal year ended August 31, 2005. The services for which these fees were paid included review of materials provided to the Board in connection with the investment management contract renewal process.

     Aggregate Non-Audit Fees. The aggregate fees paid to PwC for non-audit services to the Fund and to the Investment Manager or to any entity controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund were $180,021 for the fiscal year ended August 31, 2006 and $8,500 for the fiscal year ended August 31, 2005.

     The Audit Committee has determined that the provision of the non-audit services that were rendered to the Investment Manager and to any entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund is compatible with maintaining PwC’s independence.

     Audit Committee Pre-Approval Policies and Procedures. As of the date of this proxy statement, the Audit Committee has not adopted written pre-approval policies and procedures. As a result, all such services described above and provided by PwC must be directly pre-approved by the Audit Committee.

tFURTHER INFORMATION ABOUT VOTING AND THE MEETING

     Solicitation of Proxies. Your vote is being solicited by the Directors. The cost of soliciting proxies, including the fees of a proxy soliciting agent, is borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies. The Fund expects that the solicitation will be primarily by mail. In addition to solicitation by mail, certain officers and representatives of the Fund or its affiliates and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

     MIS Corporation, a subsidiary of Automatic Data Processing, Inc. (the “Solicitor”), has been engaged to assist in the solicitation of proxies, at an estimated cost of $2 million. As the date of the Meeting approaches, certain Fund shareholders may receive a telephone call from a representative of the Solicitor if their votes have not yet been received. Authorization to permit the Solicitor to execute proxies may be obtained by telephonic instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Board believes that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

     In all cases where a telephonic proxy is solicited, the Solicitor representative is required to ask for each shareholder’s full name and address and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Solicitor representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to the Solicitor, then the Solicitor may ask for the shareholder’s instructions on the Proposal. Although the Solicitor representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the proxy statement. The Solicitor will record the shareholder’s instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call the Solicitor immediately if his or her instructions are not correctly reflected in the confirmation.

     If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, the shareholder may still submit the proxy card originally sent with the proxy statement or attend in person.

     The Fund intends to pay all costs associated with the solicitation and the Meeting.

      Voting by Broker-Dealers. The Fund expects that, before the Meeting, broker-dealer firms holding shares of the Fund in “street name” for their customers will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms’ proxy solicitation materials, the Fund understands that broker-dealers may vote on Proposal 1, Election of a Board of Directors, on behalf of their customers and beneficial owners. Certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting these shares in the same proportion as they vote shares for which they received instructions.

      Quorum. Holders of one-third (33 1/3%) of the outstanding shares of the Fund, present in person or represented by proxy, constitutes a quorum at the Meeting for purposes of acting upon the Proposals. The shares over which broker-dealers have discretionary voting power, the shares that represent “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxies reflect an abstention on any item will all be counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.

      Method of Tabulation. Proposal 1, to elect a Board of Directors, requires the affirmative vote of not less than a plurality of the votes cast of the holders of shares entitled to vote present in person or represented by proxy at the Meeting at which a quorum is present.  Proposal 2, to approve amendments to the Fund’s Charter, requires the affirmative vote by the holders of a majority of the Fund’s outstanding shares. Abstentions and broker non-votes will be treated as votes present at the Meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on Proposal 1, but will have the effect of an “against” vote on Proposal 2.

      Adjournment. The Meeting may be adjourned from time to time for any reason whatsoever by vote of the holders of a majority of the shares present (in person or by proxy) and entitled to vote at the Meeting, or by the Chairperson of the Meeting. Such authority to adjourn the Meeting may be used in the event that a quorum is not present at the Meeting or, in the event that a quorum is present but sufficient votes have not been received to approve a Proposal, or for any other reason consistent with Maryland corporate law and the Fund’s By-Laws, including to allow for the further solicitation of proxies. Any adjournment may be made with respect to any business which might have been transacted at such meeting, and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Meeting prior to adjournment. Unless otherwise instructed by a shareholder granting a proxy, the persons designated as proxies may use their discretionary authority to vote as instructed by management of the Fund on questions of adjournment and on any other proposals raised at the Meeting to the extent permitted by the SEC’s proxy rules, including proposals for which management of the Fund did not have timely notice, as set forth in the SEC’s proxy rules.

     Shareholder Proposals. The Fund is not required and does not intend to hold regular annual meetings of shareholders. A shareholder who wishes to submit a proposal for consideration for inclusion in the Fund’s proxy statement for the next meeting of shareholders should send his or her written proposal to the Fund’s offices at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091, Attention: Secretary, so that it is received within a reasonable time in advance of such meeting in order to be included in the Fund’s proxy statement and proxy card relating to that meeting and presented at the meeting. In addition, a shareholder who wishes to submit such a proposal must comply with the applicable provisions of the Fund’s By-Laws, a copy of which can be obtained through the SEC’s website at www.sec.gov. A shareholder proposal may be presented at a meeting of shareholders only if such proposal concerns a matter that may be properly brought before the meeting under applicable federal proxy rules, state law, and other governing instruments.

     Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the Fund’s proxy statement or presented at the meeting.

      No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any questions as to an adjournment or postponement of the Meeting, the persons designated as proxies named on the enclosed proxy card will vote on such matters in accordance with the views of management.

By Order of the Board of Directors,

Robert C. Rosselot
Secretary

April 3, 2007